EXHIBIT 10

THIRD AMENDMENT TO INDUSTRIAL BUILDING LEASE

THIS THIRD AMENDMENT TO INDUSTRIAL BUILDING LEASE (this "Agreement") is entered into as of July 16, 2007 by and between BROWN PELICAN LLC ("BP") and inTEST CORPORATION ("inTEST").

RECITALS:

WHEREAS, First Industrial, L.P. ("FILP"), as landlord, and inTEST, as tenant, entered into that certain Industrial Building Lease dated June 6, 2000 (the "Original Lease") relating to 80,000 square feet of space (the "Original Leased Premises") in the building known as 3 Computer Drive, Cherry Hill Industrial Park, in Cherry Hill Township, NJ (the "Building"), which Original Leased Premises is more particularly described in the Original Lease;

WHEREAS, the Original Lease was amended by that certain First Amendment to Lease dated as of October 2, 2000 (the "First Amendment"), pursuant to which, among other things, the Original Leased Premises were expanded to 121,700 square feet through the addition of 41,700 square feet of additional space in the Building (the "Additional Leased Premises");

WHEREAS, the Original Lease was further amended by that certain Second Amendment to Lease dated December 23, 2003 (the "Second Amendment") at which time the parties to the Second Amendment also executed and delivered to one another a Settlement Agreement dated as December 23, 2003 (the "Settlement Agreement"). The Original Lease, as amended by the First Amendment and the Second Amendment, together with the Settlement Agreement, are collectively referred to herein as the "Lease Agreement");

WHEREAS, FILP, as assignor, and 7 Esterbrook Lane, LLC ("Esterbrook") entered into that certain Assignment and Assumption of Leases dated as of December__, 2003 pursuant to which FILP assigned all of its right, title and interest as landlord in and to the Lease Agreement to Esterbrook and Esterbrook assumed all of the obligations of landlord in, to and under the Lease Agreement and arising subsequent to the date of said assignment;

WHEREAS, Esterbrook, as assignor, and BP entered into that certain Assignment and Assumption Agreement dated as of December 30, 2004 pursuant to which Esterbrook assigned all of its right, title and interest as landlord in and to the Lease Agreement to BP and BP assumed all of the obligations of landlord in, to and under the Lease Agreement and arising subsequent to the date of said assignment; and

WHEREAS, inTEST has requested that BP take back the Additional Leased Premises and BP has agreed to do so, subject to the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises, the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties intending to be legally bound hereby agree as follows:

1.   Incorporation of Recitals. Each of the foregoing recitals is incorporated herein at length as if fully set forth herein.

2.   Removal from the Additional Leased Premises. inTEST covenants and agrees to fully vacate and surrender possession and control of the Additional Leased Premises to BP on or before October 15, 2007 in accordance with the terms and conditions hereinafter set forth as if said date were the date set forth in the Lease Agreement for the expiration of its term (the "Condition Precedent"). Without limiting the generality of the foregoing, inTEST shall remove all furniture, equipment and other personal property located in the Additional Leased Premises, deactivate the security system currently serving the Additional Leased Premises, repair all damage caused by inTEST's removal from the Additional Leased Premises, and deliver the same to BP in broom clean condition, together with all keys and combinations relating to the Additional Leased Premises. Under no circumstances, however, shall inTEST be obligated to remove any tenant improvements from the Additional Leased Premises, it being the intention of the parties that, other than as set forth in the immediately preceding sentence, the Additional Leased Premises will be delivered in its current "as is" condition, reasonably wear and tear and damage by casualty excepted. To the extent that any of the provisions of this Section 2 with respect to the condition of the Additional Leased Premises upon its redelivery to BP conflict with any provision of the Lease, the provisions of this Section 2 shall control.

In the event inTEST fails to fully and completely satisfy the Condition Precedent by October 15, 2007, as BP's sole and exclusive remedies for such failure, (a) inTEST shall pay to BP a late surrender fee in the amount of Five Hundred and 00/100ths ($500.00) Dollars per day beginning on October 16, 2007, which obligation shall be in addition to and not in lieu of any other obligations relating to inTEST's continued possession of the Additional Leased Premises, and (b) if such failure continues beyond October 31, 2007, BP shall have the right to terminate this Agreement upon notice to inTEST at any time prior to the full and complete satisfaction of the Condition Precedent, in which event inTEST shall remain liable to BP for the late surrender fee described in clause (a) through the date of such termination and for all other obligations under the Lease Agreement as if this Agreement were never entered into. BP and inTEST acknowledge and agree that (i) BP has made arrangements with another tenant to lease and immediately occupy the Additional Leased Premises and would not have entered into that arrangement but for inTEST's agreement to vacate the Additional Leased Premises as required herein on or before October 15, 2007, TIME BEING OF THE ESSENCE, and (ii) the aforementioned sums constitute a reasonable estimate of the losses which BP will suffer in the event inTEST fails to satisfy its obligations hereunder.

3.    Amendment of Lease Agreement. Effective as of the date immediately following the date upon which inTEST fully and completely satisfies the Condition Precedent (the "Effective Date"), which the parties agree to confirm in writing, the Lease Agreement shall be amended as follows:

      a.    Section 1.4 of the Lease Agreement shall be amended to delete the last sentence thereof (as added pursuant to Section 2(a) of the First Amendment) in its entirety;

      b.    Section 1.6.1 of the Lease Agreement (added pursuant to Section 2(b) of the First Amendment) shall be deleted in its entirety;

      c.    Section 1.11 of the Lease Agreement shall be amended to provide that Base Rent payable by Tenant for the remainder of the Term from and after the Effective Date shall be as set forth below:

Months	Monthly Base Rent Payment Amount
Effective Date-8/31/08	$37,800.00
9/1/08-8/31/09	$38,935.00
9/1/09-8/31/10	$40,100.00

      d.    Section 1.12 of the Lease Agreement shall be amended to delete the last sentence thereof (added pursuant to Section 2(e) of the First Amendment) in its entirety;

      e.    Section 1.13 of the Lease Agreement shall be amended to delete the last sentence thereof (added pursuant to Section 2(f) of the First Amendment) in its entirety; and

      f.    The revisions to Exhibits A and B-1 to the Original Lease, as and to the extent incorporated therein through the attachment of and/or reference to same in the First Amendment, shall be deleted in their entirety.

Notwithstanding anything in this Agreement or in the Lease Agreement to the contrary, inTEST shall remain liable for all of its obligations under the Lease Agreement with respect to the Additional Leased Premises accruing prior to the Effective Date, except those specifically released pursuant to this Agreement.

4.    BP's Representations. BP hereby represents and warrants to inTEST that no approval or consent by any lender or any other party is required in connection with the execution or delivery of this Agreement or for this Agreement to be binding upon BP in accordance with the terms of this Agreement.

5.    Miscellaneous. Except as expressly modified herein, the terms and conditions of the Lease Agreement shall remain unchanged and in full force and effect. This Agreement, the Lease Agreement and the documents specifically referenced in any of the foregoing constitute the entire agreement between the parties hereto with respect to the matters contemplated herein and therein and supersede all prior discussions, undertakings, agreements and negotiations between the parties. This Agreement may only be modified by a written instrument duly executed by the parties. This Agreement shall be binding upon, and inure to the benefit of, the parties and their respective and permitted successors and assigns. This Agreement may be executed in counterparts, each of which shall constitute an original and, taken together, shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date and year first set forth above.

BROWN PELLICAN LLC	inTEST Corporation
By: /s/ Burton G. Malkiel Burton G. Malkiel	By: /s/ Hugh T. Regan, Jr. Hugh T. Regan, Jr. CFO